Exhibit 12.1

                          NEENAH FOUNDRY COMPANY, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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

                                           Predecessor Company
                              ---------------------------------------------
                                                                  One Month  Five Months      Year          Three         Three
                               Fiscal Year Ended March 31,          Ended       Ended         Ended      Months Ended  Months Ended
                              -------------------------------     April 30, September 30, September 30,  December 31,  December 31,
                              1994     1995     1996     1997       1997        1997          1998           1997          1998
                              -----------------------------------------------------------------------------------------------------
                                                                    (Dollars in Thousands)
Income before income taxes
  and extraordinary item      $10,794  $22,570  $28,818  $32,305   $4,294      $ 8,366       $22,803        $3,125       $   190
Fixed Charges                   1,278      907      416      402    2,947       10,530        28,591         5,940        10,066
                              -----------------------------------------------------------------------------------------------------
Earnings                       12,072   23,477   29,234   32,707    7,241       18,896        51,394         9,065        10,256
                              =====================================================================================================

Interest expense                1,049      624       84       39    2,919       10,358        28,096         5,840         9,907
Interest portion of
  rent expense                    229      283      332      363       28          172           495           100           174
                              -----------------------------------------------------------------------------------------------------
Fixed charges                   1,278      907      416      402    2,947       10,530        28,591         5,940        10,081
                              =====================================================================================================
Ratio of earnings
  to fixed charges                9.4x    25.9x    70.3x    81.4x     2.5x         1.8x          1.8x          1.5x          1.0x
                              =====================================================================================================
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